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                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made this 7th day of July, 1998, between CHANNEL ISLANDS BANK, a California banking corporation with its principal office at 300 Esplanade, Suite 110, Oxnard, California 93030 (hereinafter "Bank"), and Allen Partridge (hereinafter "Executive") whose present residence address is 2951 Leeward Way, Oxnard, California 93035.

                             W I T N E S S E T H

     WHEREAS, the Bank is a Corporation organized for the purpose of carrying on the business of banking and has been granted authority to conduct the business of a bank by the California Commissioner of Financial Institutions (the "Commissioner"); and

     WHEREAS, Bank desires to avail itself of the skill, knowledge and experience of Executive in order to insure the successful management of its business; and

     WHEREAS, the parties hereto desire to specify the terms of Executive's employment by Bank as its Senior Vice President and Chief Financial Officer in this written agreement which supersedes all prior agreements, whether written or oral; and

     WHEREAS, the employment, the duration thereof, the compensation to be paid to Executive, termination and other terms and conditions of employment provided in this Agreement were duly fixed, stated, approved and authorized for and on behalf of the Bank by action of its Board of Directors at a meeting held on June 18, 1998, at which meeting a quorum was present and voted.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the sufficiency of which is acknowledged, the parties hereto covenant and agree as follows:

     A.  TERM OF EMPLOYMENT

     1. TERM. Subject to all necessary regulatory approvals, Bank hereby employs Executive, and Executive hereby accepts employment with Bank, for the period (the "Term") commencing June 18, 1998 (the "Effective Date"), through December 31, 1999, subject however to prior termination as hereinafter provided. Where used herein, "Term" shall refer to the entire period of the employment of Executive by Bank hereunder, whether for the period provided above, or whether terminated earlier as hereinafter provided.


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     B.  DUTIES OF EXECUTIVE

     1. DUTIES. Executive's duties under this Employment Agreement include all ordinary and reasonable duties customarily performed by the full-time Chief Financial Officer of a commercial banking institution in California, subject to the powers by law vested in the Board of Directors of the Bank, in the Bank's shareholders and the Bank's President and Chief Executive Officer. Executive shall render his services to the Bank and shall exercise such corporate responsibilities as Executive may be directed by the Board of Directors and the Bank's President and Chief Executive Officer, and Executive shall perform his duties faithfully, diligently and to the best of his ability, consistent with the highest and best standards of the banking industry and in compliance with applicable laws and the Bank's Articles of Incorporation and Bylaws. Executive shall be a member of certain committees of the Board as determined by the Board and Executive.

     2. CONFLICTS OF INTEREST. Executive expressly agrees as a condition to the performance by Bank of its obligations herein that during the term of this Agreement and of any renewals hereof, he will not, directly or indirectly, render any services of an advisory nature or otherwise to or become employed by or participate or engage in any business competitive with any businesses of the Bank, without the prior written consent of the Bank, however, that nothing herein shall prohibit Executive from owning stock or other securities of a competitor which are relatively insubstantial to the total outstanding stock of such competitor, and so long as he in fact does not have the power to control or direct the management or policies of such competitor and does not serve as a director or officer of, and is not otherwise associated with, any competitor except as consented to by the Bank. Nothing contained herein shall preclude substantially passive investments by Executive during the Term which may require nominal amounts of his time, energies and interest.

     3. PERFORMANCE. Except as provided in paragraph G.2. herein, Executive after the Effective Date shall devote substantially his full energies, interests, abilities and productive time to the business of the Bank. Executive shall at all times loyally and conscientiously perform all of these duties and obligations hereunder and shall at all times strictly adhere to and obey, and instruct and require all those who work under and with him strictly to adhere and obey, all applicable federal and state laws, statutes, rules and regulations to the end that the Bank shall at all times be in full compliance with such laws, statutes, rules and regulations.

     C.  COMPENSATION

     1. SALARY. In consideration of the performance by Executive of all of his obligations under this Agreement, the Bank agrees to pay Executive during the Term hereof a base salary of $88,400 per year from the date of commencement of this Agreement for each year of the Term. Subsequent annual compensation amounts will


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be negotiated in good faith by the parties hereto, with such subsequent annual compensation to be not less than $88,400 per year. Such salary shall be paid semi-monthly and the Bank shall withhold such taxes and other amounts as required by law or policy.

     2. BONUSES. During the term of this Agreement, Executive may receive such bonuses, if any, as the Board of Directors in its sole discretion shall determine.

     D.  EXECUTIVE BENEFITS

     1. VACATION. Executive shall be entitled to a vacation each year during the Term, which vacation shall be four (4) weeks per year, provided however, that each year of the Term, Executive is required to and shall take at least two (2) weeks of said vacation (the "Mandatory Vacation"), which shall be taken consecutively. Executive further agrees that he will not take more than two (2) weeks of vacation consecutively, and that he will not take any vacation at times which would be detrimental to the interests of the Bank.

     2. GROUP MEDICAL AND LIFE INSURANCE BENEFITS. The Bank shall provide for Executive and Executive's spouse, at the Bank's expense, participation in medical, dental and vision programs in existence at the Bank, and provide Executive accident and health, long term disability and life insurance benefit programs in existence at the Bank. Said coverage shall be in existence or shall take effect as of the Effective Date hereof and shall continue throughout the Term. The Bank's liability to Executive for any breach of this paragraph shall be limited to the amount of premiums payable by the Bank to obtain the coverage contemplated herein.

     3. STOCK OPTIONS. The Bank agrees to grant an incentive stock option under its current stock option plan to Executive in the amount of 5,000 shares with vesting of 20% immediately and the remainder equally over the next four years at an exercise price of $20.00 per share.

     E.  REIMBURSEMENT FOR BUSINESS EXPENSES

     Executive shall be entitled to reimbursement by the Bank for any ordinary and necessary business expenses incurred by Executive in the performance of Executive's duties and in acting for the Bank during the Term, which type of expenditures shall be determined by the Board of Directors, provided that:

     (a) Each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax returns of the Bank as a business expense and not as deductible compensation to Executive; and


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     (b)  Executive furnishes to the Bank adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such expenditures as deductible business expenses of the Bank and not as deductible-compensation to Executive.

     F.  TERMINATION

     Executive acknowledges the at-will nature of his employment with the Bank and such employment may be terminated for any reason or for any cause, as more fully described herein. Notwithstanding any and all other provisions of this Agreement to the contrary, Executive's employment hereunder may be terminated:

     1. WITHOUT CAUSE. If Executive is terminated by the Board of Directors in its sole and absolute discretion without cause, or if such termination occurs during the Term and during the Term the Bank sells stock representing more than 25% of the voting power of the Bank then outstanding, to another corporation or person, or the Bank enters into a plan of dissolution or liquidation of the Bank, or consummates a plan of reorganization, merger or consolidation of the Bank with one or more corporations, as a result of which the Bank is not the servicing corporation, or upon the sale of all or substantially all the assets of the Bank to another corporation, and upon such event, such other corporation or person requires Executive to be replaced, Executive shall receive severance payment in the amount of six (6) months of the Executive's then current annual salary in full and complete satisfaction of any and all rights which Executive may enjoy hereunder other than the right, if any, to exercise any of the Options vested prior to such termination.

     2. DISABILITY OR DEATH. Upon Executive's physical or mental disability to continue his duties hereunder as the Senior Vice President and Chief Financial Officer of the Bank, or upon Executive's death. For purposes of this Agreement, physical or mental disability shall be defined as Executive being unable to fully perform under this Agreement for a continuous period of 60 days.

     3. FOR CAUSE. The Bank may terminate this Agreement without any further obligation or liability whatsoever to Executive, if:

         (i) Executive engages in misconduct or is negligent in the performance of his material duties hereunder; or

         (ii) Executive is convicted of or pleads guilty or nolo contendere to any felony, or is convicted of or pleads guilty or nolo contendere to any misdemeanor involving moral turpitude; or


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         (iii) Bank is required to remove or replace Executive by formal order or formal or informal instruction, including a requested consent order or agreement, from the Commissioner or Federal Deposit Insurance Corporation or any other regulatory authority having jurisdiction; or

         (iv) Executive has failed to perform or habitually neglected Executive's duties; or

         (v) Executive has failed to follow any written policy of the Board of Directors or any resolutions of the Board adopted after commencement of the Term adopted at a duly called meeting; or

         (vi) Executive has engaged in any activity which materially adversely affects Bank's reputation in the Community; or

     Any termination under this paragraph 3 shall not prejudice any remedy which Bank may otherwise have at law, in equity, or under this Agreement.

     G.  GENERAL PROVISIONS

     1. TRADE SECRETS. During the Term, Executive will have access to and become acquainted with what Executive and the Bank acknowledge are trade secrets, to wit, knowledge or data concerning the Bank, including its operations and business, and the identity of customers of the Bank, including knowledge of their financial conditions their financial needs, as well as their methods of doing business. Executive shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the Term or for a period of one (1) year after the termination of this Agreement, except as required in the course of Executive's employment with the Bank.

     2. COVENANT NOT TO COMPETE. Executive hereby covenants and agrees that for any period during which Executive receives any salary from the Bank and for a one (1) year period following any termination of Executive from the Bank, Executive shall not solicit any customers or employees of the Bank to move their banking or employment relationships from the Bank.

     In the event of a merger, where Bank is not the surviving corporation, or in the event of a consolidation, in the event of a transfer of all or substantially all of the assets of Bank, or in the event that the majority of the Bank's Board of Directors, as it exists as of the date of this Agreement, does not have control, the Executive shall be unconditionally released from all of his duties and obligations under this paragraph.

     3. INDEMNIFICATION. To the extent permitted by law, applicable statutes, the Bylaws or resolutions of the Bank in effect from time to time, the Bank shall


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indemnify Executive against liability or loss arising out of Executive's actual or asserted misfeasance or nonfeasance in the performance of Executive's duties or out of any actual or asserted wrongful act against, or by, the Bank including but not limited to judgments, fines, settlements and advancement of expenses incurred in the defense of actions, proceedings and appeals therefrom. The Bank shall endeavor to obtain Directors and Officers Liability Insurance to indemnify and insure the Bank and Executive from and against the aforesaid liabilities. The provisions of this paragraph shall apply to the estate, executor, administrator, heirs, legatees or devisees of Executive.

     4. RETURN OF DOCUMENTS. Executive expressly agrees that all manuals, documents, files, reports, studies, instruments or other materials used and/or developed by Executive during the Term are solely the property of the Bank, and that Executive has no right, title or interest therein. Upon termination of this Agreement, Executive or Executive's representative shall promptly deliver possession of all of said property to the Bank in good condition.

     5. NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when deposited in the United States mail, postage prepaid, or when communicated to a public telegraph address appearing at the beginning of this Agreement. Either party may change its address by written notice in accordance with this paragraph.

     6. CALIFORNIA LAW. This Agreement is to be governed by and construed under the laws of the State of California.

     7. CAPTIONS AND PARAGRAPH HEADINGS. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

     8. INVALID PROVISIONS. Should any provision of this Agreement for any reason be declared invalid, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

     9. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties. It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by the Bank. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or


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binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the Bank and Executive.

     10. RECEIPT OF AGREEMENT. Each of the parties hereto acknowledges that he has read this Agreement in its entirety and does hereby acknowledge receipt of a fully executed copy thereof. A fully executed copy shall be an original for all purposes, and is a duplicate original.

     11. ARBITRATION. Any controversy or claim arising out of, or relating to this Employment Agreement or the breach thereof, shall be settled by arbitration in the County of Ventura, State of California, in accordance with the rules of the American Arbitration Association, and a judgment upon the award rendered may be entered is any court having jurisdiction thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      CHANNEL ISLANDS BANK

                                      By  /s/ Joseph L. Priske
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                                          Joseph L. Priske
                                          Chairman of the Board

EXECUTIVE

/s/ Allen Partridge
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Allen Partridge




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